EXXON MOBIL CORPORATION	EXHIBIT 99.2

To assist investors in assessing 4Q21 results, the following disclosures have been made available in this 8-K filing:
-	Identified items of $0.03 per share assuming dilution, as noted on page 1 of the news release
-	A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 7 and attachment V of the news release

4Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings (Loss), $M	4Q21	3Q21	2Q21	1Q21	4Q20
Upstream
United States	1,768	869	663	363	(16,803)
Non-U.S.	4,317	3,082	2,522	2,191	(1,729)
Total	6,085	3,951	3,185	2,554	(18,532)
Downstream
United States	913	663	(149)	(113)	(514)
Non-U.S.	554	592	(78)	(277)	(697)
Total	1,467	1,255	(227)	(390)	(1,211)
Chemical
United States	1,322	1,183	1,282	715	461
Non-U.S.	599	957	1,038	700	230
Total	1,921	2,140	2,320	1,415	691

Corporate and financing	(603)	(596)	(588)	(849)	(1,018)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	8,870	6,750	4,690	2,730	(20,070)
Earnings (Loss) per common share (U.S. GAAP)	2.08	1.57	1.10	0.64	(4.70)
Earnings (Loss) per common share
- assuming dilution (U.S. GAAP)	2.08	1.57	1.10	0.64	(4.70)

Exploration expenses, including dry holes	524	190	176	164	595

Capital and Exploration Expenditures, $M
Upstream
United States	1,307	976	925	810	1,122
Non-U.S.	2,934	1,863	1,892	1,547	1,812
Total	4,241	2,839	2,817	2,357	2,934
Downstream
United States	337	199	193	271	488
Non-U.S.	367	267	262	199	674
Total	704	466	455	470	1,162
Chemical
United States	461	385	313	208	435
Non-U.S.	401	160	217	98	240
Total	862	545	530	306	675
Other	1	1	1	—	—

Total Capital and Exploration Expenditures	5,808	3,851	3,803	3,133	4,771

Effective Income Tax Rate, %	28%	33%	30%	33%	22%

Common Shares Outstanding, millions
At quarter end	4,239	4,234	4,234	4,234	4,233
Average - assuming dilution	4,275	4,276	4,276	4,272	4,272

Total Cash and Cash Equivalents, $B	6.8	4.8	3.5	3.5	4.4

Total Debt, $B	47.7	56.6	60.6	63.3	67.6

Cash Flow from Operations and Asset Sales, $M
Net cash provided by operating activities	17,124	12,091	9,650	9,264	4,005
Proceeds associated with asset sales	2,601	18	250	307	770
Cash flow from operations and asset sales	19,725	12,109	9,900	9,571	4,775
Changes in operational working capital	(1,930)	(659)	380	(1,953)	114
Cash flow from operations and asset sales excluding working capital	17,795	11,450	10,280	7,618	4,889

EXXON MOBIL CORPORATION

4Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	4Q21	3Q21	2Q21	1Q21	4Q20
liquids, bitumen and synthetic oil, kbd
United States	770	758	687	665	719
Canada / Other Americas	571	569	529	575	619
Europe	17	21	16	35	32
Africa	235	248	254	253	258
Asia	752	668	669	691	658
Australia / Oceania	40	49	45	39	39
Total liquids production	2,385	2,313	2,200	2,258	2,325

Natural gas production available for sale, mcfd
United States	2,713	2,701	2,804	2,767	2,686
Canada / Other Americas	189	184	189	216	253
Europe	844	343	654	1,403	848
Africa	48	53	46	24	12
Asia	3,468	3,365	3,433	3,599	3,225
Australia / Oceania	1,322	1,464	1,168	1,164	1,161
Total natural gas production available for sale	8,584	8,110	8,294	9,173	8,185

Total worldwide liquids and gas production, koebd ¹	3,816	3,665	3,582	3,787	3,689

Refinery throughput, kbd
United States	1,740	1,684	1,532	1,532	1,594
Canada	416	404	332	364	359
Europe	1,246	1,215	1,223	1,153	1,130
Asia Pacific	546	585	607	545	522
Other Non-U.S.	170	163	164	157	150
Total refinery throughput	4,118	4,051	3,858	3,751	3,755

Petroleum product sales, kbd
United States	2,383	2,346	2,218	2,077	2,128
Canada	488	472	421	409	415
Europe	1,384	1,404	1,297	1,272	1,227
Asia Pacific	643	648	655	665	645
Other Non-U.S.	493	457	450	458	418
Total petroleum product sales	5,391	5,327	5,041	4,881	4,833

Gasolines, naphthas	2,325	2,191	2,117	1,996	2,039
Heating oils, kerosene, diesel	1,804	1,796	1,704	1,692	1,739
Aviation fuels	267	228	201	183	172
Heavy fuels	265	276	275	257	237
Specialty products	730	836	744	753	646
Total petroleum product sales	5,391	5,327	5,041	4,881	4,833

Chemical prime product sales, kt
United States	2,512	2,531	2,491	2,190	2,467
Non-U.S.	4,189	4,141	4,022	4,256	4,176
Total chemical prime product sales	6,701	6,672	6,513	6,446	6,643

¹ Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

EXXON MOBIL CORPORATION

4Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	4Q21 vs. 4Q20	4Q21 vs. 3Q21	2021 vs. 2020
Upstream
Prior Period	(18,532)	3,951	(20,030)
Realization	5,660	2,230	14,960
Noncash effect of year-end reserves	-220	—	-970
Other	5,880	2,230	15,930
Volume / Mix	-170	290	-340
Other	19,130	-390	21,190
Expenses	80	-320	1,360
Identified Items	18,730	-540	19,150
Other	320	470	680
Current Period	6,085	6,085	15,775
Downstream
Prior Period	(1,211)	1,255	(1,077)
Margin	2,060	490	1,920
Volume / Mix	60	80	100
Other	560	-360	1,160
Expenses	150	-250	560
Identified Items	520	—	860
Other	-120	-110	-260
Current Period	1,467	1,467	2,105
Chemical
Prior Period	691	2,140	1,963
Margin	580	-680	4,480
Volume / Mix	-10	-30	250
Other	660	490	1,100
Expenses	-90	-110	80
Identified Items	650	630	740
Other	100	-30	280
Current Period	1,921	1,921	7,796

Upstream Volume Factor Analysis, koebd
Prior Period	3,689	3,665	3,761
Downtime / Maintenance	51	-31	5
Growth / Decline	38	9	-11
Entitlements / Divestments	-76	21	-122
Government Mandates	146	89	8
Demand / Other	-32	63	71
Current Period	3,816	3,816	3,712

EXXON MOBIL CORPORATION

4Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Sources and Uses of Funds, $M	4Q21
Beginning Cash	4,768
Earnings	8,870
Depreciation	5,661
Working Capital / Other	2,593
Proceeds Associated with Asset Sales	2,601
PP&E Adds / Investments and Advances ¹	(4,711)
Shareholder Distributions	(3,763)
Debt / Other Financing	(9,217)
Ending Cash	6,802

¹ PP&E Adds / Investments and Advances includes PP&E adds of ($4.1B) and net advances of ($0.6B).

Average Realization Data	4Q21	3Q21	2Q21	1Q21	4Q20
United States
ExxonMobil
Crude ($/b)	73.62	67.62	63.29	56.20	39.06
Natural Gas ($/kcf)	4.96	3.33	2.78	3.36	2.20

Benchmarks
WTI ($/b)	77.34	70.58	66.09	57.84	42.56
ANS-WC ($/b)	79.75	72.70	68.51	60.76	44.75
Henry Hub ($/mbtu)	5.84	4.02	2.83	2.71	2.67

Non-U.S.
ExxonMobil
Crude ($/b)	69.97	64.89	60.52	53.41	37.86
Natural Gas ($/kcf)	14.32	9.03	6.76	6.13	4.85
European NG ($/kcf)	18.95	10.81	6.76	5.87	4.87

Benchmarks
Brent ($/b)	79.73	73.47	68.83	60.90	44.22

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the fourth quarter of 2021. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.